Exhibit 21.1

Name of Subsidiary	Jurisdiction of Formation
47th Street Phoenix Airport Manager, LLC	Arizona
Caliber ARC ManageCo, LLC	Delaware
Caliber Auction Homes, LLC	Arizona
Caliber Companies, LLC	Arizona
Caliber Development, LLC	Arizona
Caliber Hospitality Management Co., LLC	Delaware
Caliber Hospitality Trust, Inc.	Maryland
Caliber Hospitality, LLC	Arizona
Caliber Lending, LLC	Arizona
Caliber Opportunistic Growth Fund III GP, LLC	Delaware
Caliber O-Zone Fund Manager, LLC	Arizona
Caliber O-Zone Fund II Manager, LLC	Arizona
Caliber Realty Group, LLC	Arizona
Caliber Securities, LLC	Arizona
Caliber Services, LLC	Arizona
CBH 1 Phoenix ManageCo, LLC	Arizona
CFIF III GP, LLC	Delaware
CH Ocotillo Manager, LLC	Arizona
CHPH Manager, LLC	Delaware
Circle Lofts Manager, LLC	Arizona
Commons ManageCo, LLC	Arizona
CRA Manager, LLC	Arizona
DFW Behavioral Health ManageCo, LLC	Arizona
Diversified II GP, LLC	Delaware
DT Mesa ManageCo, LLC	Arizona
Elliot & 51st Street Manager, LLC	Arizona
Encore ManageCo, LLC	Arizona
Gateway II ManageCo, LLC	Arizona
GC Square Manager, LLC	Arizona
HI Hotel Manager, LLC	Arizona
IBHG, Inc.	Arizona
Ironwood ManageCo, LLC	Arizona
J-25 Development Group, LLC	Delaware
Lorca ManageCo, LLC	Arizona
NB Sierra ManageCo, LLC	Arizona
Northsight Crossing ManageCo, LLC	Delaware
Pima Center ManageCo, LLC	Arizona
Ridge II ManageCo, LLC	Delaware
Riverwalk Developments ManageCo, LLC	Arizona
Riverwalk Developments ManageCo 1, LLC	Arizona
Riverwalk Developments ManageCo 2, LLC	Arizona
Riverwalk Developments ManageCo 3, LLC	Arizona
Riverwalk Developments ManageCo 4, LLC	Arizona
Riverwalk Developments ManageCo 5, LLC	Arizona
Riverwalk Land ManageCo, LLC	Arizona
Roosevelt III ManageCo, LLC	Arizona
Saddleback Ranch, LLC	Arizona
SF Alaska Manager, LLC	Delaware
Southpointe ManageCo, LLC	Arizona
Southridge ManageCo, LLC	Colorado
TCC Hotels Manager, LLC	Arizona
Tucson East Manager, LLC	Arizona
United Cities & Caliber Sustainable Opp Zone Fund Manager, LLC	Arizona